UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2011

VR HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

333-166884 (Commission File Number)	52-2130901 (IRS Employer Identification No.)
1615 Chester Road, Chester, Maryland (principal executive offices)	21619 (Zip Code)

(443) 519-0129
(Registrant’s telephone number, including area code)

_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 8.01.

Other Events.

On October 31, 2011, VR Holdings, Inc., the registrant, and Litigation Dynamics, Inc., a Texas corporation, executed a letter of intent whereby the registrant will acquire Litigation Dynamics, Inc. pursuant to a reverse triangular merger.  Litigation Dynamics is a provider of hosted litigation eDiscovery software and support services.

Terms of the proposed merger call for the registrant to form a wholly owned subsidiary, which will then merge with Litigation Dynamics.  The shareholders of Litigation Dynamics will receive a total of 17.5 million shares of the registrant in exchange for 100% of Litigation Dynamics stock, plus an additional 20 million shares pending increased revenues. The merger is subject to customary closing conditions, including completion of traditional due diligence and the execution of a Definitive Agreement.

The registrant issued a press release on November 7, 2011, with respect to the proposed triangular merger, a copy of which is attached to this current report as an exhibit.

Item 9.01.

Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired.  Not applicable.

(b)

Pro forma financial information.  Not applicable.

(c)

Shell company transaction.  Not applicable.

(d)

Exhibits.

Exhibit No.	Identification of Exhibit
99.1*	Press release issued on November 7, 2011, with respect to the proposed triangular merger between VR Holdings, Inc. and Litigation Dynamics, Inc.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2011.	VR HOLDINGS, INC.

By /s/ John E. Baker
John E. Baker, Chief Executive Officer

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